UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2024

AMERICAN BATTERY MATERIALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41594	22-3956444
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

500 West Putnam Ave., Suite 400
Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 998-7962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

American Battery Materials, Inc. (the “Company”)

March 29, 2024

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2024, the Company completed the following transactions with regard to its outstanding promissory notes:

A.	Amendment of Convertible Notes: The Company entered into a Convertible Note Amendment Agreement with each of five investors holding convertible notes in the aggregate principal amount of $1,750,000 with accrued interest of $125,646. Pursuant to the amendments, each of these investors agreed to:

a.	extend the maturity date of their note to the earlier of (i) September 30, 2024 or (ii) the closing of an “uplisting” transaction in which the Company’s common stock is traded on a national securities exchange; and

b.	impose a limitation on their conversions so that the investor will not effect a conversion under its note until the earlier of (i) the uplisting transaction closing or (ii) July 1, 2024.

B.	Amendment of Convertible Note: The Company entered into a Convertible Note Amendment Agreement with one investor holding a convertible note in the principal amount of $50,000 with accrued interest of $3,583. Pursuant to the amendment, the investor agreed to:

a.	extend the maturity date of its note to the earlier of (i) March 31, 2025 or (ii) the closing of an uplisting transaction; and

b.	impose a limitation on its conversions so that the investor will not effect a conversion under its note until the earlier of (i) the uplisting transaction closing or (ii) the maturity date.

C.	Amendment of Promissory Note: The Company entered into a Promissory Note Amendment Agreement with one investor holding a promissory note in the principal amount of $25,000 with accrued interest of $2,971. Pursuant to the amendment, the investor agreed to:

a.	extend the maturity date of its note to the earlier of (i) March 31, 2025 or (ii) the closing of an uplisting transaction; and

b.	impose a limitation on conversions so that the investor will not effect a conversion under its note until the earlier of (i) the uplisting transaction closing or (ii) the maturity date.

In consideration for the extensions of the maturity date and agreement not to convert their notes, the principal amount due under each note was increased by 30% and the interest rate of each note was increased to 10% beginning on the effective date of March 29, 2024. The note amendments were negotiated between the Company and unaffiliated investors on an arm’s-length basis.

As additional consideration for each note amendment, the Company also agreed to issue to the investors a total of 237,250 shares of the Company’s common on a pro rata basis.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of the Company’s common stock is hereby incorporated by reference in this Item 3.02. The 237,250 shares of the Company’s common stock are not being registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
99.1	Form of Note Amendment and Extension Agreement between the Company and investors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY MATERIALS, INC.

Date: April 16, 2024	By:	/s/ David E. Graber
David E. Graber
Chief Executive Officer

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